UNANIMOUS WRITTEN CONSENT OF THE
                              BOARD OF DIRECTORS OF
                               AST RESEARCH, INC.

                                NOVEMBER 2, 1995


     The undersigned, constituting the entire Board of Directors of AST Research, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, hereby adopt the following recitals and resolutions:

       Authorized Number of Directors

                    WHEREAS, pursuant to subparagraph (b) of Article 5 of the Corporation's Restated Certificate of Incorporation, the Board of Directors may from time to time fix the exact number of directors of the Corporation within a range of not less than five nor more than 13 members of the Board of Directors; and

                    WHEREAS, it has been proposed that the exact number of directors be fixed at eleven (11);

                    NOW, THEREFORE, BE IT RESOLVED, that the size of the Corporation's Board of Directors is hereby fixed at eleven (11) members, subject to further action of this Board of Directors; and

                    RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized to execute and deliver such documents and instruments and to do and perform such deeds and acts as they may deem necessary or advisable in order to carry out the purposes of these resolutions; and

                    RESOLVED FURTHER, that the Secretary or any Assistant Secretary of the Corporation is hereby authorized by and on behalf of the Corporation to certify as to the adoption of the foregoing resolutions.


       Election of Ian Diery as a Director

                    WHEREAS, it has been proposed that Ian Diery be elected to the Board of Directors and the election of Mr. Diery to the Board of Directors is deemed to be in the best interests of the Corporation and all of its stockholders; and

                    WHEREAS, the election of Mr. Diery to the Board of Directors will not violate the terms or provisions of the Stockholder Agreement dated as of July 31, 1995 between the Corporation and Samsung Electronics Corporation;

                    NOW, THEREFORE, BE IT RESOLVED, that, acting pursuant to the authority of Article III , Section 3 of the Bylaws of this Corporation, this Board of Directors here appoints Ian Diery to the Corporation's Board of Directors; and

                    RESOLVED FURTHER, that Mr. Diery be named in the slate of management's nominees in the proxy materials submitted to the Securities and Exchange Commission ("SEC") and distributed to stockholders in connection with the Corporation's Annual Meeting of Stockholders scheduled to be held on January 25, 1996.


       Resignation of Safi U. Qureshey as Chief Executive Officer

                    BE IT RESOLVED, that this Board of Directors hereby accepts the resignation of Safi U. Qureshey as Chief Executive Officer, effective as of November 2, 1995.


       Election of Ian Diery as President and Chief Executive Officer

                    WHEREAS, it has been proposed that Ian Diery be elected to the office of President and Chief Executive
          Officer to fill the vacancy created by the resignation of Safi U. Qureshey;

                    NOW, THEREFORE, BE IT RESOLVED, that Ian Diery be, and he hereby is, elected to the corporate office of President and Chief Executive Officer, effective November 2, 1995, subject to further action of this Board of Directors; and

                    RESOLVED FURTHER, that, in order to ensure continued full compliance on the part of this Corporation and its officers with the rules and regulations promulgated by the SEC, including specifically compliance with the reporting and other requirements imposed on affiliates of the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"), Mr. Diery shall be treated by the Corporation as an "affiliate" of the Corporation for purposes of SEC reporting and other requirements, and, accordingly, is hereby instructed to prepare and file a Form 3 within ten (10) days of the effective date of his appointment; and

                    RESOLVED FURTHER, that the terms of Mr. Diery's engagement by the Corporation, as set forth in the letter agreement dated October 31, 1995 (the "Diery Engagement Letter"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, be, and they hereby, ratified and confirmed in all respects, and the actions of management in negotiating the terms of Mr. Diery's engagement are hereby ratified and confirmed in all respects; and

                    RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized to prepare, or cause to be prepared, and to execute and deliver a Severance Compensation Agreement between the Corporation and Mr. Diery, such agreement to provide severance benefits equal to two years' salary and target bonus following any "change in control" transaction and such agreement to be substantially in the form heretofore approved by this Board of Directors, except as may be set forth herein and in the Diery Engagement Letter and except for such changes or modifications as may be approved by the officer or officers executing the same on behalf of the Corporation, such approval to be conclusively evidenced by the execution or delivery thereof.

       Nonqualified Stock Options under the President's Plan

                    WHEREAS, it has been proposed that this
          Corporation adopt a plan and issue nonqualified stock options covering an aggregate of 1,000,000 shares of the Corporation's Common Stock, $0.01 par value per share (the "Common Stock"), to Ian Diery, substantially on the terms set forth in the Diery Engagement Letter; and

                    WHEREAS, it is deemed to be in the best interests of this Corporation and all its stockholders that this Corporation adopt such plan and issue options thereunder;

                    NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby adopts a plan to be designated as the "President's Plan," and authorizes the officers of the Corporation to develop and prepare or cause to be developed and prepared the forms of Nonqualified Stock Option Agreements to be used under the President's Plan, and this Board of Directors hereby approves the forms to be so developed and prepared, all of which will cover the option and purchase of up to an aggregate of 1,000,000 shares of the Common Stock to the President of the Corporation; and

                    RESOLVED FURTHER, that these resolutions and the form of Nonqualified Stock Option Agreements used hereunder shall comprise the President's Plan and, pursuant to the President's Plan, nonqualified stock options covering an aggregate of 1,000,000 shares of Common Stock are hereby granted to Ian Diery, exercisable at $9.375 per share, which price is hereby determined to be the per share fair market value of the Common Stock on the date hereof; and

                    RESOLVED FURTHER, that the foregoing grant to Ian Diery of nonqualified stock options shall be effected as more specifically set forth in the Diery Engagement Letter, and shall include the grant to him of nonqualified stock options on the foregoing terms covering an aggregate of 300,000 shares of Common Stock that shall vest ratably over a period of four years from the date hereof and the grant to him of nonqualified stock options on the foregoing terms covering an aggregate of 700,000 shares of Common Stock that shall vest ratably over a period of eight years, subject to earlier vesting as follows:

                    1/3 of the shares (inclusive of any shares that have already vested) upon the Corporation's stock price reaching (and sustaining for a three-month average) at least $21.00 per share;

                    1/3 of the shares (inclusive of any shares that have already vested) upon the Corporation's stock price reaching (and sustaining for a three-month average) at least $30.00 per share; and

                    1/3 of the shares (inclusive of any shares that have already vested) upon the Corporation's stock price reaching (and sustaining for a three-month average) at least $40.00 per share.

                    RESOLVED FURTHER, that these resolutions and the proposed issuance of nonqualified stock options shall comprise an employee stock option plan or agreement for all purposes under theCalifornia Corporations Code, including
          Section 408(a) thereof, and the U.S. Securities Laws, and that only the Corporation's President, namely Ian Diery, shall be entitled to participate in the President's Plan; and

                    RESOLVED FURTHER, that 1,000,000 shares of the Corporation's Common Stock are hereby reserved for issuance under and pursuant to the terms of the President's Plan and, when the purchase price therefor shall have been received, as determined from time to time by the Corporation, shall be duly and validly issued, fully paid and nonassessable shares of the Corporation's Common Stock, and that the consideration so received for such shares shall be credited to the appropriate Common Stock or other capital accounts of the Corporation; and

                    RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to prepare or have prepared a Registration Statement on Form S-8 (the "Registration Statement") under the 1933 Act, relating to the President's Plan covering the shares of Common Stock issuable under the President's Plan, and the appropriate officers of the Corporation are authorized and directed, in the name and on behalf of the Corporation, to execute and cause to be filed with the SEC under the 1933 Act such Registration Statement (including the exhibits listed therein), with such changes therein and additions thereto as such officers may, with the advice of counsel, approve, the filing thereof to be conclusive evidence of their approval, and to execute and cause to be filed with the SEC all such amendments to such Registration Statement and all certificates, exhibits, documents, letters and other instruments in connection therewith as they may, with the advice of counsel, deem necessary or advisable to effect the President's Plan; and

                    RESOLVED FURTHER, that Ian Diery, Chief Executive Officer of the Corporation, is appointed as the Agent for Service of Process for the Corporation to be named in the Registration Statement, with all other powers incident to such appointment; and

                    RESOLVED FURTHER, that the directors hereby appoint Messrs. Ian Diery and Dennis R. Leibel, or either of the them, as the true and lawful attorneys and agents for the Corporation, each with the power of substitution, to do any and all acts and things in the Corporation's name and behalf, and to execute any and all instruments for the Corporation in its name, which said attorneys and agents, or either of them, may deem necessary or advisable to enable this Corporation to comply with the 1933 Act, and any rules, regulations and requirements of the SEC in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for this Corporation in its name, any and all amendments (including post-effective amendments) thereto; and the Corporation does hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof; and

                    RESOLVED FURTHER, that this Board of Directors hereby deems the grant and issuance of stock options and shares of Common Stock under the President's Plan to be exempt from qualification under the California Corporations Code pursuant to Section 25100(o) thereof; and

                    RESOLVED FURTHER, that the officers of the Corporation be, and each thereof hereby is, authorized to execute and deliver such further documents and instruments and to do and perform such other acts as may be necessary or advisable in order to carry out and perform the purposes and intentions of the foregoing resolutions; and

                    RESOLVED FURTHER, that the Secretary or any Assistant Secretary of the Corporation is authorized to certify and deliver a copy of this resolution, and any one or more of the foregoing resolutions, to such persons, firms or corporations as he may deem necessary or advisable.

     DATED this 2nd day of November, 1995.

                                   Hoon Choo

                                   Bruce C. Edwards

                                   Richard J. Goeglein

                                   Kwang-Ho Kim

                                   Young Soo Kim

                                   Jack W. Peltason

                                   Safi U. Qureshey

                                   Carmelo J. Santoro

                                   Won Suk Yang

                                   Hee Dong Yoo